                                                                    EXHIBIT 99.5


                          CONSENT OF PROPOSED DIRECTOR

      The undersigned hereby consents to the inclusion of his name in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Fifth Third Bancorp ("Fifth Third") following the consummation of the merger of CitFed Bancorp, Inc. with and into Fifth Third.


                                    Signature: /s/ Jerry L. Kirby
                                              -----------------------------
                                               Jerry L. Kirby

Date: March 31, 1998